UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 19, 2023

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	RMBS	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2023, Rambus Inc. (“Rambus”) and Cadence Design Systems, Inc. (the “Purchaser”) entered into an asset purchase agreement (the “Purchase Agreement”) pursuant to which Rambus agreed to sell certain assets, and the Purchaser agreed to assume certain liabilities from Rambus, in each case with respect to Rambus’ SerDes and memory interface PHY IP business, for $110 million in cash, subject to certain adjustments (the “Transaction”).

The completion of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions. Assuming the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement, the transaction is expected to close during the third quarter of fiscal 2023. As part of the Purchase Agreement, Rambus agreed to certain non-competition restrictions for a period of five years following the Transaction, including that it will not engage in the sale of licenses to SerDes and memory interface PHYs to third parties.

The Purchase Agreement also provides for indemnification rights related to breaches of each party’s representations, warranties, covenants and certain other matters. The indemnification obligations of each party are subject to the limitations set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties by each of Rambus and the Purchaser. These representations and warranties were made solely for the benefit of the parties to the Purchase Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Purchase Agreement by disclosures that were made to the other party in connection with the negotiation of the Purchase Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Rambus Inc. and Cadence Design Systems, Inc., dated as of July 19, 2023.*

99.1	Press Release of Rambus Inc., dated July 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Rambus will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Rambus may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2023	Rambus Inc.

/s/ John Shinn
John Shinn Senior Vice President and General Counsel